Exhibit 10.2

EXECUTION VERSION

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of February15, 2023, is entered into by and between BP Products North America Inc., a Maryland corporation (“Parent”) and Service Properties Trust, a Maryland real estate investment trust (the “Stockholder” and, together with Parent, each a “Party” and collectively, the “Parties”), of TravelCenters of America Inc., a Maryland corporation (the “Company”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement and Plan of Merger, dated as of the date of this Agreement (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Parent and Bluestar RTM Inc., a Maryland corporation and an indirect wholly-owned subsidiary of Parent (“Merger Subsidiary”).

RECITALS

WHEREAS, as of the date of this Agreement, the Stockholder is the record holder, beneficial (as such term is defined in Rule 13d-3 under the 1934 Act, which meaning shall apply for all purposes of this Agreement whenever the term “beneficial” or “beneficially” is used) owner, and has full voting power over the number of shares of common stock, par value $0.001 per share (the “Shares”), of the Company set forth on the Stockholder’s signature page hereto;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent and Merger Subsidiary are entering into the Merger Agreement, which provides for the merger of Merger Subsidiary with and into the Company (the “Merger”), with the Company surviving the Merger, pursuant to the provisions of the MGCL;

WHEREAS, the consummation of the Merger is conditioned on, among other things, receipt of the Company Stockholder Approval;

WHEREAS, the Stockholder acknowledges that, as a condition and material inducement to Parent and Merger Subsidiary’s willingness to enter into the Merger Agreement, Parent has required that the Stockholder enter into this Agreement and, in order to induce Parent and Merger Subsidiary to enter into the Merger Agreement, the Stockholder is willing to enter into this Agreement; and

WHEREAS, Parent and the Stockholder desire to make certain representations, warranties, covenants and agreements in connection with this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth in this Agreement, the Parties agree as follows:

ARTICLE 1

VOTING AND TRANSFER OF SHARES

Section 1.01.          Voting.

(a)            The Stockholder irrevocably and unconditionally agrees, during the period beginning on the date of this Agreement and ending on the Expiration Date (the “Applicable Period”), at each meeting of the stockholders of the Company (a “Meeting”) and at each adjournment or postponement thereof, and in connection with each action or approval by consent in writing of the stockholders of the Company (a “Consent Solicitation”), to cause to be present in person or represented by proxy and to vote or cause to be voted (or express consent or dissent in writing, as applicable) that number of Shares set forth on the Stockholder’s signature page hereto and any additional Shares that are hereafter held of record or beneficially owned by the Stockholder or any of its Subsidiaries or over which the Stockholder or any of its Subsidiaries hereafter otherwise has voting power (collectively, the “Subject Shares”) that are entitled to vote (or express consent or dissent in writing, as applicable), in each case as follows:

(i)            in favor of any proposal for stockholders of the Company to approve the Merger;

(ii)           in favor of any proposal to adjourn a Meeting at which there is a proposal for stockholders of the Company to approve the Merger to a later date if there are not sufficient votes to approve the Merger or if there are not sufficient Shares present in person or represented by proxy at such Meeting to constitute a quorum;

(iii)          in favor of any proposal to facilitate the transactions contemplated by the Merger Agreement (the “Transactions”);

(iv)          against any proposal providing for an Acquisition Proposal (including any Superior Proposal) or approval of a merger, acquisition agreement or other similar agreement relating to an Acquisition Proposal ( an “Alternative Acquisition Agreement”); and

(v)           against any proposal for any amendment or modification of the Company’s Organizational Documents (other than pursuant to and as permitted by the Merger Agreement), any reorganization, recapitalization, sale of all or substantially all of the assets, liquidation or winding up of, or any other extraordinary transaction involving, the Company or any of its Subsidiaries or other action, transaction or agreement that is intended to or would, or would reasonably be expected to (A) result in a breach of any representation or warranty or covenant of the Company under the Merger Agreement or the Stockholder under this Agreement or any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled, (B) prevent, delay or impair consummation of the Transactions or in any manner impede, frustrate or nullify this Agreement or the Merger Agreement, the Merger, or the Transactions, or change in any manner the voting rights of any class of Company Stock, or dilute, in any material respect, the benefit of the Transactions to Parent, or (C) facilitate an Acquisition Proposal or any Alternative Acquisition Agreement.

(b)            Any vote required to be cast or consent or dissent in writing required to be expressed pursuant to this Section 1.01 shall be cast or expressed in accordance with all applicable procedures so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or Consent Solicitation.

(c)            The Stockholder hereby agrees not to enter into any commitment, agreement, understanding or similar arrangement with any Person to vote or give voting instructions or express consent or dissent in writing in any manner inconsistent with the terms of this Section 1.01 or to otherwise approve any transaction that would be inconsistent with the Transaction.

Section 1.02.          No Transfers. During the Applicable Period, the Stockholder hereby agrees that the Stockholder shall not, directly or indirectly: (a) sell, convey, assign, transfer (including by succession or otherwise by operation of law), exchange, pledge, hypothecate or otherwise encumber or dispose of any Subject Shares (or any right, title or interest therein) or any rights to acquire any securities or equity interests of the Company; (b) deposit any Subject Shares or any rights to acquire any securities or equity interests of the Company into a voting trust or enter into a voting agreement or any other arrangement with respect to any Subject Shares or any rights to acquire any securities or equity interests of the Company or grant or purport to grant any proxy or power of attorney with respect thereto; (c) enter into any contract, option, call or other arrangement or undertaking, whether or not in writing, with respect to the sale, conveyance, assignment, transfer (including by succession or otherwise by operation of law), exchange, pledge, hypothecation or other encumbrance or disposition, or limitation on the voting rights, of any Subject Shares (or any right, title or interest therein) or any rights to acquire any securities or equity interests of the Company, (d) enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, the voting power of the Subject Shares, whether any such swap, agreement, transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise, or (e) commit or agree to, or cause or permit any of its Affiliates to, take any of the foregoing actions or discuss, negotiate or make an offer or enter into a commitment, agreement, understanding or similar arrangement to take any of the foregoing actions (any action described in clauses (a), (b), (c), (d), and (e), a “Transfer”); provided, however, that the foregoing shall not prohibit Transfers (i) between the Stockholder and any wholly owned Subsidiary of the Stockholder that remains a wholly owned Subsidiary of the Stockholder at all times following such Transfer, or (ii) after the receipt of the Company Stockholder Approval. Any Transfer or action in violation of this Section 1.02 shall be void ab initio. If any involuntary Transfer of any of Subject Shares occurs, the transferee (and all transferees and subsequent transferees of such transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect during the Applicable Period.

Section 1.03.          Stop Transfer. The Stockholder hereby agrees that the Stockholder shall not request that the Company register any transfer of any Certificate or book-entry share or other uncertificated interest representing any Subject Shares made in violation of the restrictions set forth in Section 1.02 during the Applicable Period.

Section 1.04.          Public Announcements. The Stockholder hereby agrees that the Stockholder (and the Stockholder’s Affiliates) shall not issue any press release or make any other public announcement or public statement (a “Public Communication”) with respect to this Agreement, the Merger Agreement, or the transactions contemplated by this Agreement or the Merger Agreement without the prior written consent of Parent (such consent not to be unreasonably withheld, conditions or delayed); provided, that the foregoing shall not apply (i) any disclosure required by Applicable Law or court process; (ii) as required to be made with NASDAQ or (iii) to the extent that it is consistent with any prior permissible statements made with respect to the transaction contemplated by this Agreement and the Merger Agreement, including the initial press release of the Stockholder regarding the transactions contemplated by the Merger Agreement. Notwithstanding the above, nothing in this Section 1.04 shall prevent the Stockholder from engaging in ordinary course communications with its own shareholders with respect to the timing of the closing of the Merger; provided that such expressed timing is (x) consistent with the current public disclosure of the Company or (y) as otherwise agreed in advance in writing by Parent.

Section 1.05.          Disclosures. The Stockholder hereby consents to and authorizes the Company and Parent to publish and disclose in any public communication or in any disclosure required by the SEC and in the Proxy Statement the Stockholder’s identity and ownership of Subject Shares and the Stockholder’s obligations under this Agreement (the “Stockholder Information”), consents to the filing of this Agreement to the extent required by Applicable Law to be filed with the SEC or any regulatory authority relating to the Merger, and agrees to cooperate with Parent in connection with such filings, including providing Stockholder Information reasonably requested by Parent. Parent hereby agrees that Parent shall use its reasonable best efforts to provide the Stockholder with a reasonable opportunity to review and comment on any Stockholder Information included in such disclosure in advance of its filing. As promptly as practicable, the Stockholder hereby agrees that the Stockholder shall notify Parent of any required corrections with respect to any Stockholder Information supplied by the Stockholder, if and to the extent the Stockholder becomes aware that any such Stockholder Information shall have become false or misleading in any material respect.

Section 1.06.          No Agreement as Director or Officer. The Stockholder is entering into this Agreement solely in the Stockholder’s capacity as record and beneficial owner of Subject Shares and nothing herein is intended to or shall limit or affect any actions taken by the Stockholder or any employee, officer, director (or person performing similar functions), partner or other Affiliate (including, for this purpose, any appointee or representative of the Stockholder to the board of directors of the Company) of the Stockholder, solely in his or her capacity as a director or officer of the Company (or a Subsidiary of the Company) or other fiduciary capacity for the Company’s stockholders.

Section 1.07.          Non-Solicitation.

(a)            Non-Solicitation. The Stockholder hereby agrees that the Stockholder shall not, and none of the Stockholder’s Affiliates nor any of the directors (or persons performing similar functions) or officers of the Stockholder or the Stockholder’s Affiliates shall, and the Stockholder shall use the Stockholder’s reasonable best efforts to cause the Stockholder’s and the Stockholder’s Affiliate’s Representatives not to, directly or indirectly take any action that would be prohibited by Section 6.3(a)(i) of the Merger Agreement.

(b)            Existing Discussions. The Stockholder hereby agrees that the Stockholder shall, and shall cause the Stockholder’s Affiliates and the Stockholder’s and the Stockholder’s Affiliates’ Representatives to, immediately cease and take affirmative steps to terminate, any solicitations, discussions, communications or negotiations with any Third Party and their respective Acquisition Representatives relating to an Acquisition Proposal (or inquiries, proposals, indications of interest or offers that could reasonably be expected to lead to an Acquisition Proposal) by such Third Party, in each case that exists as of the date of this Agreement. The Stockholder shall promptly (and, in any event, within two (2) Business Days after the date hereof) deliver written notice to each Third Party, which has received non-public information from the Stockholder or its Acquisition Representatives in connection with its consideration of a possible Acquisition Proposal, that such Third Party shall promptly return or destroy all non-public information regarding the Company and its Subsidiaries furnished to any such Third Party.

Section 1.08.          Acquisition of Additional Shares. The Stockholder hereby agrees that the Stockholder shall promptly notify Parent of the number of any additional Shares with respect to which the Stockholder becomes the holder of record or acquires beneficial ownership, if any, after the execution of this Agreement, which Shares shall, for the avoidance of doubt, automatically become Subject Shares in accordance with Section 1.01.

Section 1.09.          No Litigation. The Stockholder hereby agrees not to commence, maintain or participate in, or facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, suit, proceeding or cause of action, in law or in equity, in any court or before any Governmental Authority (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the consummation of the Merger or any of the Transactions), or (b) alleging a breach of any duty of any Person in connection with the Merger Agreement or the Transactions.

Section 1.10.          Further Assurances. The Stockholder hereby agrees to promptly execute and deliver, or cause to be executed and delivered, such further certificates, instruments and other documents and take such further actions as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder hereby represents and warrants to Parent as follows:

Section 2.01.          Organization; Authorization. (a) The Stockholder is a legal entity duly organized, validly existing and in good standing under the laws of the Stockholder’s jurisdiction of its organization, (b) the Stockholder has all requisite corporate or similar power and authority and has taken all corporate or similar action necessary in order to execute and deliver this Agreement, to perform the Stockholder’s obligations under this Agreement and consummate the transactions contemplated by this Agreement, and (c) no approval by any holder of the Stockholder’s equity interests is necessary to approve this Agreement. This Agreement has been duly executed and delivered by the Stockholder and, assuming due execution and delivery by Parent, this Agreement constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

Section 2.02.          Governmental Filings; No Violations; Certain Contracts.

(a)            The execution, delivery and performance by the Stockholder of this Agreement and the consummation of the transactions contemplated by this Agreement require no action by or in respect of, or filing with, any Governmental Authority, except for amendment to filings under Section 13 of the 1934 Act.

(b)            The execution, delivery and performance of this Agreement by the Stockholder does not, and the consummation of the transactions contemplated by this Agreement by the Stockholder do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the Organizational Documents of the Stockholder, (ii) assuming compliance with the matters referred to in Section 2.02(a), contravene, conflict with or result in a violation or breach of any provision of any Applicable Law or (iii) assuming compliance with the matters referred to in Section 2.02(a), require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, modification, acceleration or other change of any right or obligation or the loss of any Contract, or the creation of an Encumbrance (as defined below) on any of the assets of the Stockholder, with only such exceptions, in the case of each of clauses (ii) and (iii), as would not reasonably be expected to prevent, delay or impair the ability of the Stockholder to perform the Stockholder’s obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

Section 2.03.          Litigation. Except as would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of the Stockholder to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement, (a) there are no actions, suits, investigations or proceedings or, to the knowledge of the Stockholder, threatened against the Stockholder or any of its Affiliates, before or by any Governmental Authority or arbitrator and (b) there is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Authority outstanding against the Stockholder or any of its Affiliates.

Section 2.04.          Ownership of Company Stock; Voting Power. The Stockholder’s signature page hereto correctly sets forth the number of the Stockholder’s Subject Shares as of the date of this Agreement and, other than such Subject Shares, as of the date of this Agreement, there are no Company securities (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any Company securities) held of record or beneficially owned by the Stockholder or in respect of which the Stockholder has full voting power. The Stockholder is the record holder and beneficial owner of all of its Subject Shares and has, and shall have until receipt of the Company Stockholder Approval, full voting power and power of disposition with respect to all such Subject Shares free and clear of any liens, claims, proxies, voting trusts or agreements, options or any other encumbrances or restrictions on title, transfer or exercise of any rights of a stockholder in respect of such Subject Shares (collectively, “Encumbrances”), except for any such Encumbrance that may be imposed pursuant to (a) this Agreement or (b) any applicable restrictions on transfer under U.S. state or federal securities or “blue sky” laws. No Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Stockholder’s Subject Shares other than pursuant to the Merger Agreement or as set forth in the Company’s Organizational Documents.

Section 2.05.          Finder’s Fees. There is no investment banker, broker, finder or other intermediary that has been employed or retained by or is authorized to act on behalf of the Stockholder who is entitled to any fee or commission or reimbursement of expenses from Parent, Merger Subsidiary or the Company or any of their respective Affiliates.

Section 2.06.          Stockholder Has Adequate Information. The Stockholder acknowledges that the Stockholder is a sophisticated investor with respect to the Stockholder’s Subject Shares and has adequate information concerning the business and financial condition of the Company and the Transactions to make an informed decision regarding the transactions contemplated by this Agreement and has, independently and without reliance upon Parent, the Company or any Affiliate of Parent and the Company, and based on such information as the Stockholder has deemed appropriate, made the Stockholder’s own analysis and decision to enter into this Agreement. The Stockholder has received and reviewed a copy of this Agreement and the Merger Agreement, has had an opportunity to seek independent legal advice prior to executing this Agreement and fully understands and accepts all of the provisions hereof and of the Merger Agreement, including that the consummation of the Merger is subject to the conditions set forth in the Merger Agreement, and as such there can be no assurance that the Merger will be consummated.

Section 2.07.          No Other Representations or Warranties. Except for the representations and warranties made by the Stockholder in this Article 2, neither the Stockholder nor any other Person makes any express or implied representation or warranty to Parent in connection with this Agreement or the transactions contemplated by this Agreement, and the Stockholder expressly disclaims any such other representations or warranties.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Stockholder as follows:

Section 3.01.          Organization; Authorization. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. Parent has all requisite corporate power and authority and has taken all corporate or similar action necessary in order to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. No approval by any holder of Parent’s equity interests is necessary to approve this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming due execution and delivery by the Stockholder, constitutes a valid and binding agreement of Parent enforceable against Parent in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

Section 3.02.          No Other Representations or Warranties. Except for the representations and warranties made by Parent in this Article 3, neither Parent nor any other Person makes any express or implied representation or warranty to the Stockholder in connection with this Agreement or the transactions contemplated by this Agreement, and Parent expressly disclaims any such other representations or warranties.

ARTICLE 4

GENERAL PROVISIONS

Section 4.01.          Termination. This Agreement, including the voting agreements contemplated by this Agreement and any proxy granted hereunder if such proxy becomes effective, shall automatically be terminated at the earliest to occur of: (a) the Effective Time; (b) the valid termination of the Merger Agreement pursuant to Article 10 thereof; or (c) the effective date of a written agreement duly executed and delivered by Parent and the Stockholder terminating this Agreement (the date and time at which the earlier of clause (a), (b) and (c)  occurs being, the “Expiration Date”); provided, however, that in the case of any termination pursuant to clause (a) of the previous sentence, Section 1.04 [Public Announcement], Section 1.05 [Disclosures], Section 1.08 [No Litigation] and Section 1.09 [Further Assurances] and this Article 4 shall survive such termination. Nothing set forth in this Agreement shall relieve any Party of any liability or damages to any other Party for any breach of this Agreement by such Party prior to such termination or fraud in connection with, arising out of or otherwise related to the express representations and warranties set forth in this Agreement or any instrument or other document delivered pursuant to this Agreement.

Section 4.02.          Notices. All notices, requests, claims, demands and other communications hereunder must be in writing and must be given (and will be deemed to have been duly given): (a) when delivered, if delivered in person, (b) when sent, if sent by email, provided that any email transmission is promptly confirmed by a responsive electronic communication by the recipient thereof (excluding out-of-office replies or other automatically generated responses) or is followed up within one (1) Business Day after such email by dispatch pursuant to one of the methods described in the foregoing or following clauses, (c) on the date of receipt by the recipient thereof if received prior to 5:00 p.m. New York time, if sent by registered or certified mail (postage prepaid, return receipt requested) and (d) one (1) Business Day after sending, if sent by a nationally recognized overnight courier, in each case, to the respective parties at the following addresses or email addresses:

if to Parent, to:

BP Products North America Inc.
c/o BP America Inc.

501 Westlake Park Blvd.

Houston, Texas 77024
Attention: Matt Bueninck – Vice President M&A Americas
Email: matt.bueninck@bp.com

with a copy to:

BP Products North America Inc.
c/o BP America Inc.

501 Westlake Park Blvd.

Houston, Texas 77024
Attention: Yevgeniy (Eugene) Nikulin – Managing Counsel M&A
Email: eugene.nikulin@bp.com

with a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP
1888 Century Park East
Los Angeles, California 90067
Attention: Eric M. Krautheimer
Email: krautheimere@sullcrom.com

if to Service Properties Trust, to:

Service Properties Trust
Two Newton Place
255 Washington Street, Suite 300 Newton, Massachusetts 02458
Attention:	Todd Hargreaves – President and Chief Investment Officer
Email:	thargreaves@svcreit.com

with a copy to (which shall not constitute notice):

Sullivan & Worcester LLP
One Post Office Square
Boston, MA 02119
Attention:	Lindsey Getz
Email:	lgetz@sullivanlaw.com

or to such other address or email address as such party may hereafter specify for the purpose by notice to the other parties hereto.

Section 4.03.          Amendments and Waiver.

(a)            Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each Party against whom the waiver is to be effective.

(b)            No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 4.04.          Expenses. All costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of its Representatives, shall be paid by the Party incurring such cost or expense.

Section 4.05.          Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)            This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to the conflicts of law rules of such State.

(b)            Each of the Parties irrevocably submits to the exclusive jurisdiction of (a) the Circuit Court of Baltimore City, Maryland, and (b) the United States District Court for the District of Maryland, for the purposes of any suit, action or other proceeding arising out of this Agreement, the other agreements contemplated hereby or any transaction contemplated hereby. Each of the Parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the District of Maryland or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Circuit Court of Baltimore City, Maryland. Each of the Parties as to any suit, action or other proceeding arising out of this Agreement in a Circuit Court of the State of Maryland, agrees to request and/or consent to the assignment of any such suit, action or proceeding to the Business and Technology Case Management Program. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Circuit Court of Baltimore City, Maryland or (ii) the United States District Court for the District of Maryland, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the Parties irrevocably waives any objections or immunities to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any litigation, suit, action or proceeding against it arising out of or relating to this Agreement or the transactions contemplated hereby which is instituted in any such court. The Parties agree that a final trial court judgment in any such suit, action or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law; provided, however, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment. Each of the Parties hereto agrees that service of process, summons, notice or document by registered mail addressed to it at the addresses set forth in Section 4.02 shall be effective service of process with respect to any matters to which it has submitted to jurisdiction in this Section 4.05(b). The Parties agree that service of process may also be effected by certified or registered mail, return receipt requested, or by reputable overnight courier service, directed to the other party at the addresses set forth herein in Section 4.02, and service so made shall be completed when received.

(c)            EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.05.

Section 4.06.          Binding Effect; Benefit; Assignment.

(a)            The provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Parties and their respective successors and permitted assigns, and no provision of this Agreement is intended to, and does not, confer any rights, benefits, remedies, obligations or liabilities, express or implied, hereunder upon any Person other than the Parties and their respective successors and permitted assigns.

(b)            No Party may assign, delegate or otherwise transfer, by operation of law or otherwise, any of its rights or obligations under this Agreement without the consent of the other Parties, except that Parent may transfer or assign all (but not less than all) of its rights and obligations under this Agreement to a direct or indirect wholly-owned Subsidiary of Parent at any time; provided that such transfer or assignment shall not relieve Parent of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent. Any purported assignment not permitted under this Section 4.06(b) shall be null and void.

Section 4.07.          No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any Subject Shares, except as otherwise expressly provided herein.

Section 4.08.          Stock Dividends, Distributions, Etc. In the event of a stock split, reverse stock split, stock dividend or distribution, or any change in the number of Shares by reason of any recapitalization, combination, reclassification, exchange of shares or similar transaction, the term “Subject Shares” shall automatically be deemed to refer to and include all such stock dividends and distributions and any securities into which or for which any or all of such Shares may be changed or exchanged or which are received in such transaction.

Section 4.09.          Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Delivery of an executed counterpart of a signature page to this Agreement by facsimile, “.pdf” format or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 4.10.          Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the parties, each acting reasonably and in good faith, shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

Section 4.11.          Specific Performance. Each of the Parties acknowledges and agrees that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that the Parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 4.05(b) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement at law or in equity, and the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, neither Parent nor the Stockholder would have entered into this Agreement. The Parties hereto acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 4.11 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 4.12.          Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter of this Agreement.

Section 4.13.          Interpretation and Construction.

(a)            Headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(b)            The Preamble, and all Recital, Article and Section references used in this Agreement are to the preamble, recitals, articles and sections to this Agreement unless otherwise specified herein.

(c)            The definition of terms herein shall apply equally to the singular and the plural. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neutral forms. The word “will” shall be construed to have the same meaning as the word “shall”. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or thing extends, and shall not mean simply “if”. The word “or” shall not be exclusive. Unless otherwise specified, references to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder as amended from time to time. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time in accordance with the terms thereof. References to any Person include the successors and permitted assigns of that Person. The phrase “date hereof” shall be deemed to refer to the date set forth in the preamble of this Agreement. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Except as otherwise specifically indicated, for purposes of measuring the beginning and ending of time periods in this Agreement (including for purposes of “Business Day” and for hours in a day or Business Day), the time at which a thing, occurrence or event shall begin or end shall be deemed to occur in the time zone in which New York, New York is located. References to “law,” “laws” or to a particular statute or law shall be deemed also to include any Applicable Law. Any references in this Agreement to “dollars” or “$” shall be to U.S. dollars.

(d)            The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

PARENT:

BP PRODUCTS NORTH AMERICA INC.

By:	/s/ Matt Bueninck
	Name:	Matt Bueninck
	Title:	Authorized Person

[Signature Page to Voting Agreement]

STOCKHOLDER:

SERVICE PROPERTIES TRUST

By:	/s/ Brian E. Donley
	Name:	Brian E. Donley
	Title:	Chief Financial Officer and Treasurer

Shares Owned Beneficially	Shares Held of Record	Shares Over Which the Stockholder Has Full Voting Power
1,184,797	1,184,797	1,184,797

[Signature Page to Voting Agreement]